Exhibit 99.1

Occam Networks Posts First Profitable Quarter

Company Reports Third Year of Record Growth, More than Doubling Revenue from Previous Year

SANTA BARBARA, Calif. – Feb. 9, 2006 – Occam Networks Inc. (OTCBB: OCCM), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers worldwide, today reported results for the fourth quarter of 2005, which ended Dec. 31, 2005, posting its first-ever profitable quarter. The company reported revenue for the quarter of $12.9 million, setting its sixth consecutive new revenue record. Fourth quarter 2005 revenues represented an increase of ninety-nine percent over the fourth quarter of 2004 and 21 percent sequentially over the third quarter of 2005. Annual revenue for 2005 was $39.2 million, more than doubling annual revenue for 2004. During the quarter gross margins also improved substantially as a result of supply chain improvements and product cost reductions. Margins also included a one-time benefit of $482,000 attributed to the reversal of an accrual for outstanding purchase commitments. Excluding this benefit, the company’s operating income remained positive and net income was near breakeven.

“We entered 2005 with the objectives of increasing revenues and margins, growing our customer base and attaining quarterly profitability,” said Bob Howard-Anderson, president and CEO of Occam Networks. “I am very pleased that the team met each of those objectives, delivering record sales growth in 2005 by continuing to build a loyal customer base.”

In addition to reporting its first profitable quarter, Occam also reported the following company highlights for the year:

•	Signed strategic partnership agreements with Tellabs and Tekelec, to better position the company to serve larger ILECs and the RBOCs

•	Received an equity investment from Tellabs

•	Announced Gigabit Ethernet Fiber to the Premise capability and a rich set of new software features for the BLC 6000 System

•	Introduced the industry’s leading Emergency Stand Alone (ESA) feature on a loop carrier

•	Posted an 80 percent increase in new customers from the previous year

•	Signed an additional three of the nation’s top 25 IOCs as new customers

•	Acquired its first Canadian customers

•	Expanded product reach into 11 new states

•	Added several new strategic marketing partners, including Broadsoft, Pacific Star Communications, and Nexicom Systems

Howard-Anderson continued, “We continue to see a broad and growing demand for IP- and Ethernet-based platforms from US and international telcos, and we don’t see this trend changing. Much of the demand is being driven by the telcos’ need to deliver the Triple Play services that will enable them to remain competitive. With the announcement of new satellite based IPTV video delivery services, which enable rural telcos to deliver multi-channel standard and high-definition television much more cost effectively, more telcos will be able to deliver IPTV video service. Our experience in building IP and Ethernet networks that deliver IPTV, VoIP, POTS and high speed internet puts us in an excellent position to capitalize on this industry trend.”

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q4 2005 FINANCIAL RESULTS

Starting at 1:30 p.m. PST on Thursday, February 9th, 2006, Occam Networks will conduct an open, public conference call to report the results for Q4 2005. The call can be accessed by dialing 1-800-311-9404 (for U.S. callers). The pass-code required for participation is 29286, and the call leader is Bob Howard-Anderson.

Callers will be put on hold until Bob Howard-Anderson, president and CEO and Chris Farrell, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q4 and the full year of 2005. Mr. Farrell will then open the call to listeners for a question and answer period.

OCCAM NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,571	$4,432
Restricted cash	3,749	2,101
Accounts receivable, net	9,403	5,217
Inventories	4,448	6,611
Prepaid and other current assets	1,684	794

Total current assets	25,855	19,155
Property and equipment, net	1,889	1,692
Other assets	203	213

Total assets	$27,947	$21,060

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,700	$6,277
Accrued expenses	4,859	3,330
Current portion of long-term debt and capital lease obligations	1,233	863

Total current liabilities	11,792	10,470
Long-term debt and capital lease obligations	1,324	2,987

Total liabilities	13,116	13,457
Redeemable preferred stock
Series A-2 convertible preferred stock, $.001 par value, authorized 4,300 shares, 3,560 and 2,224 issued and outstanding at December 31, 2005 and 2004, respectively, liquidation preference of $106,800 and $66,723 at December 31, 2005 and 2004, respectively	34,869	20,993
Series A-2 convertible preferred stock warrant	73	503
Stockholders’ deficit:
Common stock, $0.001 par value, 750,000 shares authorized; 274,832 and 268,570 shares issued and outstanding at December 31, 2005 and 2004, respectively	275	269
Additional paid-in capital	87,903	87,294
Warrants	559	559
Deferred stock compensation	(28)	(633)
Accumulated deficit	(108,820)	(101,382)

Total stockholders’ deficit	(20,111)	(13,893)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$27,947	$21,060

OCCAM NETWORKS, INC.

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	December 31, 2005	September 30, 2005	December 31, 2004
Sales	$12,914	$10,663	$6,481
Cost of sales	7,611	7,709	4,603

Gross profit (loss)	5,303	2,954	1,878
Operating expenses (1):
Research and product development	2,023	1,948	1,553
Sales and marketing	2,143	2,562	1,894
General and administrative	651	1,365	671

Total operating expenses	4,817	5,875	4,118
Profit (loss) from operations	486	(2,921)	(2,240)
Interest expense, net	(43)	(46)	(55)

Profit (loss) before income taxes	443	(2,967)	(2,295)
Provision for income taxes	—	—	—

Net profit (loss)	443	(2,967)	(2,295)
Beneficial conversion feature	—	—	(90)

Net profit (loss) attributable to common stockholders	$443	$(2,967)	$(2,385)

(1) Amortization of stock-based compensation included in:
Research and product development	$100	$137	$152
Sales and marketing	8	20	22
General and administrative	—	2	3

Total amortization of stock-based compensation	$108	$159	$177

OCCAM NETWORKS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended
	December 31, 2005	September 30, 2005	December 31, 2004
Sales	$12,914	$10,663	$6,481
Cost of sales	7,611	7,709	4,603

Gross profit (loss)	5,303	2,954	1,878
Operating expenses:
Research and product development	1,923	1,811	1,402
Sales and marketing	2,135	2,542	1,872
General and administrative	651	1,363	667

Total operating expenses	4,709	5,716	3,941
Profit (loss) from operations	594	(2,762)	(2,063)
Interest expense, net	(43)	(46)	(55)

Non-GAAP Loss before income taxes	551	(2,808)	(2,118)
Provision for income tax	—	—	—

Non-GAAP net profit (loss)	$551	$(2,808)	$(2,118)

Reconciliation of non-GAAP net profit (loss) to GAAP net loss attributable to common stockholders:
Non-GAAP net profit (loss)	$551	$(2,808)	$(2,118)
Non-GAAP exclusions:
Stock-based compensation	108	159	177
Beneficial conversion feature on series A-2 preferred stock and warrants	—	—	90

GAAP net profit (loss) attributable to common stockholders	$443	$(2,967)	$(2,385)

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with accounting principles generally accepted in the United States of America. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements

Portions of this press release contain forward-looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

###

Contact:

Chris Farrell Chief Financial Officer Occam Networks Inc. +1 805.692.2957 cfarrell@occamnetworks.com	Spencer Parkinson Connect Public Relations +1 801.373.7888 spencerp@connectpr.com